UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-3703799
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

751 Broad Street, Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.625% Junior Subordinated Notes due 2058	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223355

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Prudential Financial, Inc. (the “Company”) hereby incorporates by reference the description of its 5.625% Junior Subordinated Notes due 2058 contained in the Prospectus, dated March 1, 2018, under the heading “Description of Debt Securities We May Offer”, and in the Prospectus Supplement, dated August 6, 2018, under the heading “Description of the Junior Subordinated Notes” on pages S-12 through S-25, deemed filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-223355).

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Subordinated Debt Securities Indenture, dated as of June 17, 2008, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 17, 2008).

4.2	Twelfth Supplemental Indenture, dated as of August 13, 2018, between the Company and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 13, 2018).

4.3	Form of Junior Subordinated Note (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Commission on August 13, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	PRUDENTIAL FINANCIAL, INC.

Date	August 15, 2018

By	/s/ John M. Cafiero
Name: John M. Cafiero
Title: Vice President and Assistant Secretary